Exhibit 10.4

DATED 16 MARCH 2020

AMENDING AGREEMENT TO

THE SHARE SALE AGREEMENT FOR THE ENTIRE ISSUED SHARE CAPITAL OF TD HOLDINGS LIMITED

AND THE SECURED PROMISSORY NOTE

TD Holdings Limited

Suite 601, 6th Floor, West Tower, Philippine Stock Exchange Center

Exchange Road, Ortigas Center, Pasig City, Philippines

1

THIS AGREEMENT is made on 16 March 2020

BETWEEN

(1)	GROM SOCIAL ENTERPRISES, INC. a company incorporated in the State of Florida, the United States of America(formerly known as GROM HOLDINGS INC.), and having its principal office at 2060 NW Boca Raton Boulevard, Suite #6 Boca Raton Florida 33431 (“Buyer”);

(2)	WAYNE EDWARD DEARING of 12 Zinia Street, Valle Verde 2, Brgy Ugong, Pasig City 1605, DAVID ARDEN PEABODY of 4 Banaba Rd Bgy, Forbes Park, Forbes Park South, Makati City, Philippines and MICHAEL ALLARDICE GORDON HISCOCK of 85 Wanganella Street, Balgowlah 2093, Sydney, Australia (collectively the “Sellers”);

WHEREAS

(A)	On or about 30 June 2016 the Buyer and the Sellers entered into an agreement for the sale and purchase of the entire issued share capital of TD Holdings Limited, which has been the subject to two amendments dated 1 January 2019 and 1 January 2018 (“Original Agreement”) a private company incorporated in Hong Kong company number 996145 (the “Company”).

(B)	Included in the Original Agreement was US$4M of vendor financing recorded in the Secured Promissory Note, the repayment of which has been the main reason for the two amendments to date, as well as this third amendment agreement.

(C)	A critical element of the Sellers rights of enforcement and remedies provided in the Secured Promissory Note, was the right of the Sellers to re-take ownership of the business of TD Holdings Limited and its subsidiaries in full and final satisfaction of that debt, should it remain unpaid, after its due date. That right has not in anyway been given up, or subordinated to any other right, as a result of this Agreement, or agreements that give rise to this Agreement.

(D)	The Buyer and the Sellers now wish to amend the terms and conditions of the Original Agreement and the Secured Promissory Note by entering into this Agreement.

IT IS AGREED as follows:

1.	Definitions

1.1	In this Agreement, the following words and expressions shall have the following meanings unless the context otherwise requires:

Agreement means this Agreement (including any Schedule to it which shall have the same force and effect as if set out in the body of this Agreement).

Secured Promissory Note means the loan note created by the Sellers and the Buyer dated 16 June 2016 to give effect to the Buyer Notes referred to in the Original Agreement.

2

2.	Interpretation

2.1	In this Agreement, unless the context otherwise requires:

(a)	Defined words used in this Agreement shall have the meaning ascribed to them in the Original Agreement and the Secured Promissory Note (as amended);

(b)	references to times of day are, unless the context otherwise requires, to Hong Kong time and references to a day are to a period of twenty four hours running from midnight on the previous day;

(c)	any amount expressed to be in $ or dollars, shall be to the lawful currency of the United States of America;

(d)	the index, headings and any descriptive notes in brackets following references to statutes in this Agreement are for convenience only and shall not affect its construction or interpretation;

(e)	references to Clauses, Recitals or Schedules are to clauses of and recitals and schedules to this Agreement and references in a Schedule or a part of a Schedule to a paragraph are to a paragraph of that Schedule or that part of that Schedule;

(f)	all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement;

(g)	use of the singular shall include the plural and vice versa, and the use of any gender shall include all other genders;

(h)	references to any document in the agreed form means in a form agreed by the parties and for the purposes of identification initialled by each party;

(i)	a party means a party to this Agreement and includes its permitted assignees and successors in title and, in the case of an individual, his estate and personal representatives;

(j)	a Person shall include any individual, firm, company, state or agency of the state or any association or partnership or other body or entity (wherever and howsoever incorporated or established), and in each case, vice versa;

(k)	includes or including shall mean including without limitation;

(l)	general words shall not be given a restrictive meaning;

(m)	writing or written includes faxes and any non-transitory form of visible reproduction including e-mail;

3

(n)	The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(o)	the captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(p)	unless the context of this Agreement clearly requires otherwise, the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

(q)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and

(r)	where any agreement, acknowledgement, covenant, representation, warranty, indemnity, undertaking, obligation or liability is expressed to be made, undertaken or given by two or more persons their liability shall be deemed to be joint and several.

3.	Agreement to Amend

3.1	The Sellers agree to extend the term of the Buyer Notes to 30 June 2021 in consideration for:

(a)	A cash part repayment of the Secured Promissory Note to the Sellers by the Buyers of US$3 million representing outstanding principal leaving US$1 million due and payable (plus any accrued interest and costs);

(b)	Subject to the terms of an Intercreditor Deed of similar date herewith between amongst others the Sellers and the Buyer, a first ranking charge over the shares in TD Holdings Limited and Top Draw Animation Hong Kong Limited;

(c)	An increase in the interest rate on the Secured Promissory Note to 12 percent per annum commencing on the date of receiving payment in paragraph (a) above (Interest Commencement Date); and

(d)	Repayment of the Secured Prommisory Note will be paid as follows:

-	The accrued interest of $361,767 shall be paid by three monthly payments of $93,922.32 commencing one month after the Interest Commencement Date, and commencing June 30, 2020, 12 monthly installments of $6,666.67, all such amounts to be repaid from the Management Fee; and

-	The balance monthly in arrears of the Interest Commencement Date, calculated on a table mortgage amortisation of interest and principal over a four year period commencing on the Interest Commencement Date.

3.2	Effective on the completion clauses 3.1(a) and (b), the Buyer and the Sellers agree that the terms and conditions of this Agreement, hereby amend the terms and conditions of the Original Agreement and the Secured Promissory Notes. If there is an inconsistency between this Agreement and the Original Agreement or the Secured Promissory Note, the terms and conditions of this Agreement will prevail.

4

4.	Confidentiality

4.1	The parties undertake to keep confidential the terms of this Agreement and all information about each other, and will ensure that the same level of confidentiality binds its employees, agents and advisors.

4.2	The parties shall be entitled to disclose the information where:

(a)	Information becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this Agreement;

(b)	The parties agree in writing that such information is not confidential; and

(c)	The disclosure is required by law, or by a regulatory body, tax authority or securities exchange.

5.	Assignment

5.1	This Agreement shall be binding on and shall enure for the benefit of the successors in title of each party.

5.2	No party shall be entitled to assign the benefit of any rights under this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld.

6.	Further Assurance

Each party shall execute or procure that any necessary third party shall execute all such documents and/or do or procure the taking of such steps as the other party shall after Closing reasonably require in order to give effect to this Agreement (and any document entered into pursuant to it) and to give each party the full benefit of the provisions of such documents.

7.	Waiver, Variation and Release

7.1	No failure or delay by a party in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise of any other claim, right, power or privilege.

7.2	No variation of this Agreement shall be effective unless it is agreed in writing and executed by each party.

8.	Costs

Each party shall bear their own costs in relation to this Agreement.

5

9.	Counterparts

This Agreement may be entered into in two or more counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart, and each counterpart, when executed and delivered shall be an original, and all counterparts shall together constitute one and the same document.

10.	Invalidity

Each of the provisions of this Agreement shall be read and construed independently of the other provisions as entirely separate and is severable. If any provision (or part thereof) is found by any court or competent authority to be illegal, invalid or unenforceable in any jurisdiction, that provision (or part thereof) shall be deemed not to be part of this Agreement and shall not affect the continuation in force of the remainder of this Agreement.

11.	Third Party Rights

This Agreement and the documents referred to in it are made for the benefit of the parties to them and their successors and permitted assigns, and are not intended to benefit, or be enforceable by, anyone else.

12.	Governing Law and Jurisdiction

12.1	This Agreement and any dispute claim or obligation (whether contractual or non-contractual) shall be governed by and construed in all respects in accordance with the law of Hong Kong.

12.2	The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of Hong Kong in relation to any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with this Agreement or the legal relationships established by it.

6

IN WITNESS WHEREOF THIS AGREEMENT has been executed by the parties

EXECUTED by GROM SOCIAL ENTERPRISES, INC. in accordance with its constituting documents and the laws by which it is governed by:	) ) ) )	/s/ Melvin Irving Leiner Melvin Irving Leiner
/s/ Darren Michael Marks Darren Michael Marks

EXECUTED by WAYNE EDWARD DEARING in the presence of: Signature of Witness Name of Witness	) ) ) ) )	/s/ Wayne Edward Dearing Wayne Edward Dearing
EXECUTED by DAVID ARDEN PEABODY in the presence of: Signature of Witness Name of Witness	) ) ) ) )	/s/ David Arden Peabody David Arden Peabody

EXECUTED by MICHAEL ALLARDICE GORDON HISCOCK in the presence of: Signature of Witness Name of Witness	) ) ) ) )	/s/ Michael Allardice Gordon Hiscock Michael Allardice Gordon Hiscock

7